Exhibit 10(l)

SECRETARIAL CERTIFICATION OF
RESOLUTIONS ADOPTED BY THE
PERSONNEL COMMITTEE OF THE
BOARD OF DIRECTORS OF
TCF FINANCIAL CORPORATION

May 3, 2002

Re:                             Amendment of Senior Officer Deferred Compensation Plan to Allow Election to Receive Current Payment of TCF Stock Dividends.

Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

WHEREAS, this Committee is authorized to amend the TCF Financial Senior Officer Deferred Compensation Plan (the “Plan”); and

WHEREAS, this Committee considers it advisable to amend the Plan to allow participants whose deferred compensation is invested in TCF stock to elect to receive current distributions of the dividends paid on such stock;

NOW, THEREFORE, it is hereby:

RESOLVED, that the Plan is hereby amended by adding a new clause (v) at the end of subparagraph 10.b. thereof, to read as follows:

“(v)         Notwithstanding anything herein to the contrary, an Employee may elect to receive a current distribution of dividends that would otherwise be credited to the Employee’s TCF Stock Account.  Such elections shall be made in such form and at such time or times, and shall apply to such dividends, as the Committee shall determine; provided, that in no event shall an election be effective if it is received by the Committee:

(A)          more than 30 days after the date on which the amendment adding this clause (v) is adopted, if the election relates to dividends declared in calendar year 2002 after the expiration of such 30-day period; otherwise

(B)           after December 31 of the calendar year preceding the calendar year in which the dividends to which the election relates are declared.

Except as provided in paragraph 6 hereof, an election to receive a current distribution of dividends shall be irrevocable upon its receipt by the Committee, and it shall apply to all dividends that are declared in the calendar year(s) (or portion thereof) to which the election applies.  Dividends with respect to which an election described in this paragraph 10.b.v. has been made shall be distributed to the Employee as soon as administratively feasible after they would otherwise have been credited to the Employee’s Account.”

This amendment shall be effective with respect to dividends that are declared more than 30 days after the date on which the amendment is adopted.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of a resolution adopted by the Personnel Committee of the Board of Directors of TCF Financial Corporation held on May 3, 2002, and that such resolution has not been modified or rescinded as of the date hereof.

(Corporate Seal)

Dated: June 25, 2002	/s/ Gregory J. Pulles
Gregory J. Pulles

Exhibit 10(l)

SECRETARIAL CERTIFICATION OF
RULES AND PROCEDURES ADOPTED BY THE
PERSONNEL COMMITTEE OF THE
BOARD OF DIRECTORS OF
TCF FINANCIAL CORPORATION

Re:                             Rules and Procedures Governing Elections to Receive Current Payment of Dividends on TCF Stock under the Executive and Senior Officer Deferred Compensation Plans.

The TCF Financial Executive and Senior Officer Deferred Compensation Plans (the “Plans”) have been amended to allow participants whose deferred compensation is deemed to be invested in TCF stock to elect to receive current distributions of the dividends paid on such stock.  The amendments authorize this Committee to establish rules and procedures governing such elections.

The following rules and procedures govern elections by participants in the Plans to receive current distributions of dividends (“Dividend Distribution Elections”) pursuant to paragraph 10.b(v) of each Plan, as so amended.

1.                                       Dividend Distribution Elections may only be made by Plan participants who are actively employed by a participating employer.

2.                                       Dividend Distribution Elections may only be made with respect to cash dividends that are declared after June 1, 2002, and that would otherwise be credited to the electing participants’ TCF Stock Accounts in either Plan.

3.                                       Dividend Distribution Elections must be in 10% increments of the eligible dividends.

4.                                       Dividend Distribution Elections applicable to dividends that are declared after June 1, 2002 and before January 1, 2003 must be received by TCF no later than June 1, 2002.  Each such election shall be irrevocable upon its receipt by TCF, and it shall apply to all cash dividends that are declared after June 1, 2002 and before January 1, 2003.

5.                                       Dividend Distribution Elections applicable to dividends that are declared in a calendar year commencing after December 31, 2002 must be received by TCF prior to January 1 of the calendar year in which the dividends are declared.  Each such election shall be irrevocable upon its receipt by TCF, and it shall apply to all cash dividends that are declared in the calendar year to which it applies.

6.                                       Except as provided in paragraph 7, a separate Dividend Distribution Election must be made for cash dividends that are declared in each calendar year.  If a participant does not make a Dividend Distribution Election for a particular calendar year, all dividends that are declared in that calendar year will be credited to the participant’s TCF Stock Account.

7.                                       A Plan participant who notifies a participating employer of his or her intent to terminate employment, or who is notified by a participating employer that his or her employment will be terminated, may, within 30 days after the date of such notification, make a one-time Dividend Distribution Election with respect to cash dividends that are declared in calendar years commencing after the participant’s termination of employment.  Each such election will be irrevocable (regardless of whether the participant’s employment terminates pursuant to the notification), and it will apply to all cash dividends that are declared in calendar years commencing after the later of:

a.                                       the date on which the election is received by TCF; or

b.                                      the date on which the participant’s employment terminates.

These procedures are effective as of May 2, 2002, and they will remain in effect until they are changed or revoked by further action of the Committee.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of rules and procedures adopted by the Personnel Committee of the Board of Directors of TCF Financial Corporation, effective as of May 3, 2002, and that such rules and procedures have not been changed or revoked as of the date hereof.

(Corporate Seal)

Dated: June 25, 2002	/s/ Gregory J. Pulles
Gregory J. Pulles